Exhibit 3.16
AMENDMENT
TO
BYLAWS
OF
CALIFORNIA TRACKING SERVICE, INC.
ARTICLE IV
Officers
Section 4.1 Selection and Term of Office
     All officers, including but not limited to all assistant officers, shall be formally appointed annually at the annual meeting of the Board of Directors of the Corporation and may be appointed, removed, and/or replaced by the Chairman of the Board or at a special meeting of the Board of Directors called for that purpose. The Board of Directors or the Chairman of the Board may fill vacancies from time to time occurring among the officers and may create such additional offices as they deem desirable. All officers so appointed shall serve at the pleasure of the Board of Directors and/or the Chairman of the Board, or until their death, legal incompetency, resignation, or removal.
     Adopted by the Sole Shareholder of CALIFORNIA TRACKING SERVICE, INC., this 15th day of October 1992.

FIDELITY NATIONAL TITLE INSURANCE COMPANY OF CALIFORNIA A California Corporation
By:	/s/ William P. Foley, II
William P. Foley, II, President
SOLE SHAREHOLDER
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BYLAWS
OF
WESTERN TAX SERVICE
ARTICLE I
Offices
          The principal office of this Corporation shall be in Irvine, California. Offices may also be maintained at such other place or places, either within or without the State of California, as may be designated from time to time by the Board of Directors, or as the business of the Corporation may be transacted at such other offices with the same effect as that conducted at the principal office.
ARTICLE II
Shareholders
Section 2.1 Annual Meeting
          The annual meeting of the Shareholders shall be held on the 2nd Thursday in April of each year, or if that day is a legal holiday, at the same hour on the next day thereafter which is not a legal holiday, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. If the election of directors shall not be held on the day designated herein for the annual meeting of the Shareholders, the Board of Directors shall cause the election to be conducted at a special meeting of the Shareholders as soon thereafter as such may conveniently be held.
Section 2.2 Special Meetings
          Special meetings of the Shareholders, for any purpose or purposes, may be called by the President or by the Vice President whenever deemed expedient or necessary. The President or Vice President shall call a special meeting of the Shareholders when so requested by the holders of a majority of the outstanding stock entitled to vote of the Corporation, or when so instructed by a majority of the Board of Directors.
Section 2.3 Place of Meetings
          Annual and special meetings of the Shareholders shall be held at the principal office of the Corporation, unless a different place is specified in the notice of such meeting.
Section 2.4 Notice of Meetings
          Written notice stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or
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purposes for which the meeting is called, shall be delivered by or at the direction of the President, Vice President or Secretary to each Shareholder of record entitled to vote at such meeting not less than ten (10) nor more than fifty (50) days before the date of the meeting, except that notice of special meetings may be given personally or by telephone or telegraph where more convenient, at least five (5) days prior to such meeting, and the giving of such notice shall be evidenced by the affidavit of the officer or person giving such notice. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Shareholder at his last address appearing on the records of Corporation. The attendance of a Shareholder at a meeting of Shareholders shall constitute a waiver of notice of such meeting, except where the Shareholder attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.
Section 2.5 List of Shareholders
          The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of Shareholders, a complete list of the Shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and the number of shares registered in the name of each Shareholder. Such list shall be open to the examination of any Shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Shareholder present.
Section 2.6 Record Date
          For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or Shareholders entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, the Board of Directors, at its election, may provide that the stock transfer books shall be closed for a stated period, but not to exceed in any case fifty (50) days prior to the event concerned. If no record date is fixed for the determination of Shareholders entitled to receive payment of a dividend, the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for the purposes of such event. Where a determination of Shareholders has been made, as provided in this section, such determination shall apply to any adjournment of any meeting called pursuant thereto.
Section 2.7 Quorum
     At any meeting of the Shareholders, the holders of a majority of the shares issued, outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of Shareholders for the transaction of business except as otherwise provided by statute of the Articles of Incorporation. In the absence of a quorum, the meeting may be adjourned from time to time, without notice, other than an announcement at the meeting of adjournment until a quorum becomes present. At any such adjourned meeting at which a quorum later becomes present, any business may be transacted which might have been transacted at the meeting as originally notified. If the transaction of business is commenced with a quorum present, the meeting may continue to transact business until adjournment, notwithstanding the withdrawal of Shareholders leaving less than a quorum.
Section 2.8 Voting
          Each Shareholder shall be entitled to one vote for each share standing in his name on the books of the Corporation on the record date. A Shareholder may vote by proxy executed in writing by the Shareholder. Such proxy shall be filed with the Secretary before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Shares held by a legal personal representative or by a court appointed receiver may be voted, in person or by proxy, by such representative or receiver without the transfer of such shares into the name of the trustee, except pursuant to a valid voting trust agreement. A Shareholder whose shares are pledged shall be entitled to vote such shares. Treasury shares of the Corporation shall not be voted at any meeting of the Shareholders. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power present, whether in person or represented by proxy, shall decide any question brought before any such meeting, unless the question is one upon which, the express provision by California statute or of the Articles of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.
Section 2.9 Cumulative Voting
          In all elections of Directors of the Corporation, each Shareholder shall have the right to cast as many votes in the aggregate as shall equal the number of his shares of stock having voting power, multiplied by the number of Directors to be elected at such election; and each Shareholder may cast the whole of such votes whether in person or by proxy for one candidate, or distribute such votes among two or more candidates; and Directors of the Corporation shall not be elected otherwise.
Section 2.10 Informal Action
          Any action required to be taken at a meeting of the Shareholders, or any other action which may be taken at such meeting, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the

Shareholders entitled to vote with respect to the subject matter thereof.
Section 2.11 Irregularities
          All information and/or irregularities in calls, notices of meetings and in the manner of voting, form of proxies, credentials, and method of ascertaining those present, shall be deemed waived if no objection is made at the meeting or if waived in writing.
ARTICLE III
Board of Directors
Section 3.1 Qualification, Duties and Powers
          The property and business of the Corporation shall be managed and controlled by a Board of Directors, none of whom need be Shareholders or residents of the State of California. Subject to the restrictions imposed by law, the Articles of Incorporation or these Bylaws, the Board of Directors may exercise all of the powers of the Corporation. It shall be the duty of the Directors to keep a complete record of the proceedings of their meetings.
Section 3.2 Number of Directors
          The number of Directors may be increased or decreased from time to time by resolution of the Board of Directors, or by a special meeting of Shareholders duly called for that purpose, but shall not be less than one (1) or more than ten (10). Until further action by the Board of Directors or the Shareholders, the Board shall be composed of three (3) members.
Section 3.3 Regular Meetings
          A regular meeting of the Board of Directors shall be held without notice other than by this Bylaw immediately after and at the same place as the annual meeting of the Shareholders. The Board of Directors may provide by resolution the time and place, either within or without the State of California for the holding of additional regular meetings without other notice than such resolution.
Section 3.4 Special Meetings
          Special meetings of the Board of Directors may be called by the President, Vice President or a majority of the Board of Directors, whenever deemed expedient or necessary with written notice of such meeting to be given at least five (5) days prior to the proposed meeting date, and delivered personally or mailed to each Director at his business address, or by telegram. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail properly addressed, with postage prepaid. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where the Director attends a meeting for the express purpose of objecting to the transaction of any business to be because the meeting is not lawfully convened. Neither the business to be transacted at, nor the purpose of any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
Section 3.5 Quorum and Voting
          A majority of the Directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. If less than a quorum is present at the meeting, a majority of the Directors present may adjourn the meeting to another time and place without further notice other than announcement at the meeting. A quorum shall be considered to exist for all purposes if a majority of the Directors participate in the meeting by means of a conference telephone call hookup (or by ordinary telephone hookup in the event only one Director participates by such means), but the decisions reached at a meeting of the Directors so held shall not become effective unless and until the Directors physically absent from the place of holding such meeting shall confirm by telegram or other writing delivered to the Secretary of the meeting their votes with respect to the matters decided upon. When a quorum is present at any meeting, the concurrence of a majority of the Directors present shall decide any issue brought before such meeting unless the question is one upon which, by the express provision of any Arizona statute or of the Articles of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.
Section 3.6 Action Without Meeting
          Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if all members of the Board or Committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or Committee.
Section 3.7 Waiver of Notice
          Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Any Director may waive notice of any annual, regular or special meeting of Directors by executing a written notice of waiver either before or after the time of the meeting.
Section 3.8 Vacancies

          A vacancy occurring in the Board of Directors by resignation may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors or, if only one Director remains in office, a vacancy may be filled by appointment by such remaining Director, and further vacancies shall then be filled by vote of those Directors then in office. A vacancy occurring by reason of the death or legal incompetency of any Director shall be filled at a special meeting of the Shareholders to be called by the President or Vice President for that purpose. At such meeting, an election of all of the Directors shall be held upon the principal of cumulative voting. Any vacancy occurring by reason of an increase in the number of Directors shall be filled by the majority vote of the existing Directors. Directors shall serve until their successors are elected and qualified. Should the last remaining Director die or resign while in office, there shall be a special meeting called by the Shareholders in order to elect a new Board of Directors.
Section 3.9 Compensation
          The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.
ARTICLE IV
Officers
Section 4.1 Selection and Term of Office
          All officers commencing with the office of Vice & President, including but not limited to, all assistant officers, may be appointed, removed, replaced and vacancies filled by the President of the Corporation. An appointment, removal, replacement and/or the filling of a vacancy in such offices as Chairman of the Board, Vice Chairman of the Board, President, Executive Vice President or Senior Vice President shall be made by majority vote of the Board of Directors of the Corporation at the annual meeting of the Board of Directors each year, or at a special meeting of the Board of Directors called for that purpose. The Board of Directors may also create such additional offices as they may deem desirable. All officers, so appointed, shall serve at the pleasure of the Board of Directors or the President, as the case may be, or until their death, legal incompetency, resignation or removal.
Section 4.2 President
          The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors or the Executive Committee thereof, shall supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at all meetings of the Shareholders and of the Board of Directors.
Section 4.3 Vice President
          In the absence of the President or in the event of the death, inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The President or any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned to him by the President or the Board of Directors. The office of Vice President, while established by these Bylaws, may be filled or may remain vacant at the discretion of the Board of Directors or the President of the Corporation.
Section 4.4 Secretary
          The Secretary shall: (1) keep minutes of all meetings of the Board of Directors and of all meetings of the Shareholders; (2) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (3) be the custodian of the corporate records and of the seal of the Corporation; (4) keep a register of the post office address if each Shareholder which shall be furnished to the Secretary by such Shareholder; (5) have general charge of the stock transfer books of the Corporation; and (6) in general, shall perform duties incident to the office of Secretary and such other duties as from time to time shall be assigned by the President or the Board of Directors.
Section 4.5 Treasurer
          The Treasurer shall: (1) have charge and custody of and be responsible for all the funds and securities of the Corporation; (2) receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these Bylaws; (3) keep such regular books and accounts as may be necessary and appropriate for the orderly management of the Corporation’s affairs, or have such books and accounts kept under his direction and supervision; (4) render statements of such accounts to the President, Directors or Shareholders when so requested; and (5) in general, shall perform all of the duties as from time to time shall be assigned by the President or the Board of Directors. If required by the Board of Directors, the Treasurer shall give bond for the faithful performance of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

Section 4.6 Assistant Offices
          One or more offices of Assistant Vice President, Assistant Secretary or Assistant Treasurer may from time to time be established, and persons appointed to such offices shall assist in the performance of the duties of the designated office and such other duties as shall be assigned to them by the Board of Directors, President, Vice President, Secretary or Treasurer, as the case may be.
Section 4.7 Combination of Offices
          Any two (2) of the offices hereinabove enumerated may be held by one and the same person if such person is so elected or appointed, except the offices of President and Secretary.
Section 4.8 Salaries
          The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.
ARTICLE V
Instruments and Documents:
Contracts, Loans, Checks and Deposits
Section 5.1 Documents and Obligations
          The President or Vice President of the Corporation may sign any deeds, mortgages, bonds, contracts, notes and other evidence of debt, or other instruments or documents which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed.
Section 5.2 Checks
          All checks, drafts or other orders for the payment of money issued in the name of the Corporation shall be signed by such officer or agent of the Corporation, and in such manner as shall from time to time be determined by resolution of the Board of Directors.
Section 5.3 Attestation
          The Vice President, the Secretary or any Assistant Secretary may attest the execution of any instrument or document by the President or any other duly authorized officer or agent of the Corporation, and may affix the corporate seal in witness thereof, but neither such attestation nor the affixing of the corporate seal shall be required for the effectiveness or validity of any such document or instrument.
Section 5.4 Deposits
          All sums of the Corporation not otherwise employed or needed in the ordinary business affairs of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.
ARTICLE VI
Stock
Section 6.1 Certificates
          Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or the Vice President, and the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and the address of the person to whom the shares represented thereby are issued shall be entered on the stock transfer books of the Corporation together with the number of shares and the date of issue. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered or cancelled; except that in the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may determine.
Section 6.2 Transfers of Stock
          Stock shall be transferred on the stock transfer books of the Corporation upon surrender for cancellation of the certificate for such shares only at the direction of the holder thereof, or by his attorney-in-fact duly authorized thereunto in writing. The Corporation shall be protected and have no liability in treating the person in whose name shares stand on the books of the Corporation as the owner thereof for all purposes.
ARTICLE VII
Dividends
          The Board of Directors may, from time to time, declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Articles of Incorporation.

ARTICLE VIII
Seal
          The Corporation shall have a seal consisting of two concentric circles having in the intermediate space the words W. T. SERVICE CORPORATION and in the center the words “STATE OF CALIFORNIA INCORPORATED APRIL 5, 1963”. Use of the corporate seal shall not be requisite to the validity of any instrument by or on behalf of the Corporation.
ARTICLE IX
Fiscal Year
          The fiscal year of this Corporation shall be as determined by the Board of Directors.
ARTICLE X
Amendments
          These Bylaws may be altered, amended or repeal and new Bylaws may be adopted at any regular or special meeting of the Shareholders, or at any regular or special meeting of the Board of Directors, provided, however, that the Board of Directors shall not alter, amend or repeal any Bylaw provision initially adopted at a meeting of the Shareholders of the Corporation.
          Adopted by the Board of Directors of WESTERN TAX SERVICE at Irvine, California, this 14th day of April, 1988.

/s/ William P. Foley, II
William P. Foley, II

/s/ Gregory A. Winters
Gregory A. Winters

/s/ Frank P. Willey
Frank P. Willey